RAIKE FINANCIAL GROUP, INC.

             CLASS A WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER ANY APPLICABLE STATE LAW, AND NO INTEREST HEREIN OR THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES OR (B) THE COMPANY ISSUING THIS WARRANT RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. NEITHER THE OFFERING OF THE SECURITIES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY AN ADMINISTRATOR UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW.

No. ___________________                   CLASS A WARRANT TO PURCHASE
                                          SHARES OF COMMON STOCK OF
                                          RAIKE FINANCIAL GROUP, INC.
                                          a Georgia corporation


         CLASS A WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
                       RAIKE FINANCIAL GROUP. INC.

     FOR VALUE RECEIVED, RAIKE FINANCIAL GROUP, INC. , a Georgia corporation (the "Company"), hereby grants to ________________________________ ____________(the "Holder"), the
right, subject to the terms of this Warrant, to purchase, on or before 5:00 PM Eastern Time on January 31, 2003 (the "Expiration Date"), at an exercise price of two dollars ( $2.00 ) per share,(the "Exercise Price"), ______________(_________________ ) fully paid and nonassessable shares of Common Stock, par value $.01 per share of the Company, subject to adjustment under this Warrant. The shares of Common Stock of the Company obtainable upon exercise of this Warrant are referred to herein as the "Shares."

Section 1. Definitions.  As used in this Warrant, unless the context
           -----------
otherwise requires:

     1.1 "Exercise Price" means the price at which each Share may be purchased upon exercise of this Warrant, as stated above in the first sentence of this Warrant.

     1.2 "Shares" means shares of Common Stock of the Company, described and designated ]in the Certificate of Incorporation and resolutions adopted by the Board of Directors of the Company.

     1.3   "Expiration Date" means January 31, 2003.

     1.4 "Securities Act" means the Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder, or any act, rules or regulations which replace the Securities Act or any such rules and regulations.




          Exhibit 4.3 - Pg. 1



Section 2. Duration and Exercise of Warrant,
           --------------------------------

     2.1 Exercise Period. Subject to the provisions hereof, this Warrant may be exercised only on or before the Expiration Date, After the Expiration Date this Warrant shall become void, and all rights to purchase Shares hereunder shall thereupon cease.

     2.2 Method of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by (i) surrendering this Warrant to the Secretary of the Company, (ii) tendering to the Company payment in full in cash in the form of a certified check of the Holder payable to the order of the Company in the amount of the Exercise Price for the Shares and (iii ) executing and delivering to the Secretary of the Company the attached Exercise Form. Upon exercise, the Holder shall be deemed to be the holder of record of the Shares for which exercise is made, even though the transfer or registrar books of the Company may then be closed or certificates representing such Shares may not then be actually delivered to the Holder. The number of Shares acquired by exercise of this Warrant shall equal the amount of cash described above divided by the Exercise Price described above.

     2.3 Certificates. As soon as practicable after the exercise, certificates for Shares shall be delivered to the Holder.

     2.4 Securities Act Compliance. Unless the transfer of the Shares shall have been registered under the Securities Act, as a condition of the delivery of certificates for the Shares, the Company may require the Holder to deliver to the Company in writing, its own representations, regarding the Holder's sophistication, Investment intent, acquisition for account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering. The Company may place conspicuously upon each certificate representing the Shares a legend substantially in the following form, the terms of which are hereby agreed to in advance by the Holder:

     'THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES OR (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES CONCURRED IN BY LEGAL COUNSEL FOR RAIKE FINANCIAL GROUP, INC., STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER APPLICABLE SECURITIES LAWS. NEITHER THE OFFERING OF THE SECURITIES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY AN ADMINISTRATOR UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW'

     2.5 Taxes. The Company shall not be required to pay any tax which mav be payable in respect of any transfer of this Warrant or in respect of the issuance or transfer of the Shares.


Section 3. Validity and Reservation of Shares. The Company covenants
           ----------------------------------
that the Shares issued upon exercise of this Warrant, pursuant to the terms and conditions herein, will be validly issued, fully paid, nonassessable and free of preemptive rights. The Company agrees that, upon exercise of the Warrant, the Company will have authorized for issuance a sufficient number of Shares to provide for exercise in full of this Warrant.



          Exhibit 4.3 - Pg. 2



Section 4. Fractional Shares.   No fractional Shares shall be issued
           -----------------
upon the exercise of this Warrant.

Section 5. Redemption.  The Company  may redeem this Warrant upon
           ----------
thirty (30) days notice at one cent $0.01 per Warrant Share when the closing bid price of the Company's Common Stock on any market on which the Common Stock is then traded equals or exceeds three dollars ($3.00) for twenty (20) consecutive trading days ending not more than three (3) days prior to the mailing of the notice of redemption. The Holder shall have the right to exercise this Warrant until the close of business on the date fixed for redemption. If the Company redeems any Warrants, then it must redeem all of the Warrants remaining unexercised at the end of the redemption period.

Section 6. Adjustments to Exercise Price and Shares.  The Exercise
           ----------------------------------------
Price and the number of Shares of Common Stock that may be issued upon the exercise of the Warrant will be adjusted upon the occurrence of a stock dividend, stock split, combination or reclassification of the Common Stock. Additionally, an adjustment may be made in the case of a reclassification or exchange of Common Stock, consolidation or merger other than a consolidation or merger in which the Company is the surviving corporation, or sale of all or substantially all of its assets, to the end that Holders may acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Warrant.

Section 7. Modification. The Company  and the Warrant agent may make such
           ------------
modifications to the Warrants as the Company shall consider necessary and desirable that do not adversely affect the interests of the Warrant holders. The Company may, in its sole discretion, lower the Exercise Price for a period of no less than thirty (30 ) days on not less than thirty (30 ) days prior written notice to the Warrant Holders and the representative. Modification of the number of Shares that may be acquired upon the exercise of any Warrant, the Exercise Price, other than as provided in the preceding sentence, and the Expiration Date with respect to any Warrant requires the consent of Holders of at least two-thirds of the outstanding Warrant Shares.

Section 8. Limited Rights of Holder. The Holder shall not, solely by
           ------------------------
virtue of being the Holder of this Warrant, have any of the rights of a holder of Shares of the Company, either at law or equity, until such Warrant shall have been exercised and the Holder shall be deemed to be the holder of record of Shares as provided in this Warrant, at which time the person or entity in whose name the certificate for Shares being purchased is to be issued shall be deemed the holder of record of such Shares for all purposes.

Section 9. Loss of Warrant.   Upon receipt by the Company of satisfactory
           ---------------
evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification and a bond satisfactory to the Company if requested by the Company or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.

Section 10. Transfer Restriction. This Warrant and the underlying Shares
            --------------------
may not be assigned, sold, transferred, hypothecated or otherwise disposed of except pursuant to the requirements of Rule 144 of the Securities Act, as applicable, or in compliance with the provisions of the legend set forth in Section 2.4 of this Warrant.


          Exhibit 4.3 - Pg. 3




Section 11. Miscellaneous.
            -------------

     11.1 Successors and Assigns. All the covenants and provisions of this Warrant which are by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

     11.2 Notice. Notice or demand pursuant to this Warrant shall be deemed given, made or served, if in writing and delivered personally or by facsimile, or on the third business day after it is deposited in the mail, postage prepaid and certified, addressed to the party to which it is to be given at the address that such party, by notice to the other in the aforesaid manner, may designate from time to time.

     11.3 Applicable Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Georgia.

     11.4 Headings. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof

Dated    ______ ____, 2001



                                      RAIKE FINANCIAL GROUP, INC.
                                      a Georgia corporation



                                      By William J. Raike, III, President


          Exhibit 4.3 - Pg. 4